NOTICE TO SHAREHOLDERS

FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005

GRANDVIEW GOLD INC. (FORMERLY CONSOLIDATED GRANDVIEW INC.)

(A Development Stage Company)

Responsibility for Financial Statements

The accompanying financial statements for Grandview Gold Inc. (formerly Consolidated Grandview Inc.) have been prepared by management in accordance with Canadian generally accepted accounting principles consistently applied.  The most significant of these accounting principles have been set out in the May 31, 2004 audited financial statements. Only changes in accounting information have been disclosed in these financial statements.  These statements are presented on the accrual basis of accounting.  Accordingly, a precise determination of many assets and liabilities is dependent upon future events.  Therefore, estimates and approximations have been made using careful judgment.  Recognizing that the Company is responsible for both the integrity and objectivity of the financial statements, management is satisfied that these financial statements have been fairly presented.

Auditors' involvement

The auditors of Grandview Gold Inc. (formerly Consolidated Grandview Inc.) have not performed a review of the unaudited financial statements for the three and nine months ended February 28, 2005 and February 29, 2004.

GRANDVIEW GOLD INC. (FORMERLY CONSOLIDATED GRANDVIEW INC.)

Balance Sheets

(A Development Stage Company)

	February 28, 2005 (Unaudited)	May 31, 2004 (Audited)

Assets

Current
Cash	$ 582,862	$ 1
Marketable securities	9,766	9,766
Amounts receivable and prepaid expenses	36,238	490
	628,866	10,257

Mining interests (Note 3)	184,944	562

	$ 813,810	$ 10,819

Liabilities and Shareholders’ Equity

Current
Accounts payable and accrued liabilities	$ 44,736	$ 38,257
Loans from related parties	-	28,594

	44,736	66,851

Shareholders’ equity

Share capital
Authorized – unlimited common shares
Issued
Common shares (Note 2)	4,463,959	3,378,444
Warrants	165,688	-
Contributed surplus	443,000	25,000
Deficit	(4,303,573)	(3,459,476)

	769,074	(56,032)

	$ 813,810	$ 10,819

GRANDVIEW GOLD INC. (FORMERLY CONSOLIDATED GRANDVIEW INC.)

Statements of Operations and Deficit (Unaudited)

(A Development Stage Company)

	Three Months Ended		Nine Months Ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004

Expenses
Management services	$ 118,314	$ -	$ 190,907	$ -
Investor relations, business development and reporting issuer maintenance costs	122,191	8,809	170,414	8,809
Professional fees	48,433	3,128	53,183	4,128
Office administration	(32,849)	159	11,593	5,977
Gain on forgiveness of debt	-	(50,200)	-	(50,200)
Write-down of marketable securities	-	5,000	-	5,000
Non-cash compensation expense (Note 4)	199,500	-	418,000	-
	455,589	(33,104)	844,097	(26,286)

Net (loss) income for the period	(455,589)	33,104	(844,097)	26,286

DEFICIT, beginning of period	(3,847,984)	(3,467,352)	(3,459,476)	(3,460,534)

DEFICIT, end of period	$ (4,303,573)	$ (3,434,248)	$ (4,303,573)	$ (3,434,248)

(Loss) income per share (Note 5)	$ (0.04)	$ 0.00	$ (0.08)	$ 0.00

GRANDVIEW GOLD INC. (FORMERLY CONSOLIDATED GRANDVIEW INC.)

Statements of Cash Flows (Unaudited)

(A Development Stage Company)

	Three Months Ended		Nine Months Ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004

Cash provided by (used in)
OPERATING ACTIVITIES
Net (loss) income for the period	$ (455,589)	$ 33,104	$ (844,097)	$ 26,286
Non-cash compensation expense (Note 4)	199,500	-	418,000	-
Gain on forgiveness of debt	-	(50,200)	-	(50,200)
Write-down of marketable securities	-	5,000	-	5,000
Changes in non-cash working capital items	(17,284)	12,090	(57,863)	18,877
	(273,373)	(6)	(483,960)	(37)

INVESTING ACTIVITIES
Mining interests	(1,357)	-	(180,382)	-

FINANCING ACTIVITIES
Issue of common shares, net of costs	825,882	-	1,247,203	-

Change in cash	551,152	(6)	582,861	(37)

Cash, beginning of period	31,710	6	1	37

Cash, end of period	$ 582,862	$ -	$ 582,862	$ -

GRANDVIEW GOLD INC. (FORMERLY CONSOLIDATED GRANDVIEW INC.)

Notes to Financial Statements

(A Development Stage Company)

Nine Months Ended February 28, 2005

(Unaudited)

1.

ACCOUNTING POLICIES

Grandview Gold Inc. (formerly Consolidated Grandview Inc.) (the "Company" or "Grandview") was incorporated under the laws of the Province of Ontario.  On July 6, 2004, the Company filed articles of amendment changing its name from Consolidated Grandview Inc. to Grandview Gold Inc.  The Company carries on business in one segment, being the acquisition, exploration and development of properties for the mining of precious and base metals, in Ontario, Canada and Nevada, USA.

All amounts unless otherwise indicated are in Canadian dollars.

The unaudited financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information and notes to the financial statements required by Canadian generally accepted accounting principles for annual financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three and nine month periods ended February 28, 2005 may not be necessarily indicative of the results that may be expected for the year ending May 31, 2005.

The balance sheet at May 31, 2004 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by Canadian generally accepted accounting principles for annual financial statements.  The interim financial statements have been prepared by management in accordance with the accounting policies described in the Company's annual financial statements for the year ended May 31, 2004.  For further information, refer to the financial statements and notes thereto included in the Company's annual financial statements for the year ended May 31, 2004.

BASIS OF PRESENTATION

These statements are prepared using Canadian generally accepted accounting principles that are applicable to a going concern which assumes the Company will continue to operate throughout the next 12 month period subsequent to February 28, 2006. The use of these principles may be inappropriate since there is significant doubt about the Company's ability to continue as a going concern. Significant doubt exists because the Company has no recurring source of revenue, the Company has a history of losses and does not have sufficient funding to fulfil its contractual obligations.  The future of the Company is currently dependent upon its ability to obtain sufficient cash from external financing and related parties in order to pay its liabilities and contractual obligations as they become due.

If the going-concern basis was not appropriate, material adjustments may be necessary in the carrying amounts and/or classifications of assets and liabilities and the income (loss) reported in these financial statements.

2.

SHARE CAPITAL

Refer to Supplement II of the February 28, 2005 unaudited financial statements for disclosure of information relating to the outstanding securities of the Company as at March 28, 2005 to comply with Form 51102F1.

	Shares	Amount

Balance, May 31, 2004 (audited)	3,270,998	$ 3,378,444
Stock split (3 for 1)(*)	6,541,996	-
Private placement (**)	120,000	120,000
Private placement (***)	150,000	150,000
Mineral property acquisition (****)	400,000	4,000
Private placement (*****)	175,000	175,000
Private placement (******)	1,005,000	1,005,000
Warrant valuation (******)	-	(138,188)
Cost of issue – warrant valuation (******)	-	(27,500)
Cost of issue – cash laid out	-	(202,797)
Balance, February 28, 2005 (unaudited)	11,662,994	$ 4,463,959

(*)

On July 6, 2004 the Company filed Articles of Amendment to split its shares at a rate of 3 for 1.

(**)

On July 22, 2004 the Company entered into a subscription agreement to sell 120,000 common shares for $1.00 per share for gross proceeds to the Company of $120,000.

(***)

On August 23, 2004 the Company entered into a subscription agreement to sell 150,000 common shares for $1.00 per share for gross proceeds to the Company of $150,000.

(****)

On July 27, 2004 the Company entered into an option agreement with Mill City International Corporation ("Mill City") to earn a 60% interest in the Pony Creek/Elliot Dome Property in the State of Nevada, USA. In order to earn this option the Company must do the following:

(i)

after 10 business days of signing the agreement issue 400,000 common shares to Mill City (issued);

(ii)

spend or cause to be spent $500,000 US on the properties by July 31, 2005;

(iii)

spend or cause to be spent $1,000,000 US on the properties by July 31, 2006;

(iv)

during this 2 year period the Company and Mill City will look for a joint venture partner with a major mining and exploration company ("major"). This major would provide assistance with deep hole structural modelling as well as geological database development. In return for the assistance the major will be offered a 1st right of refusal option to earn a 60% interest in the properties by completing a bankable feasibility study;

(v)

Mill City will enter into a Professional Geological Services Contract with the Company specifically mandated to ensure all communications with the major are maximized. In return for Mill City providing the various services outlined in the contract the Company will pay Mill City $7,250 US per month for the first year and $8,250 US per month for the second year;

(vi)

If the Company is able to complete sections (i), (ii), (iii) and (iv), Mill City can elect to convert its 40% interest to a 20% carried interest.   If Mill City does not convert to a carried interest Mill City is responsible for 40% of the costs associated with the project.  There is a 4% Net Smelter Return ("NSR") payable to an individual who owned the property which after this will be reduced to 2% and the Company will be given the option to purchase another 1% from each property prior to the commencement of commercial production for $1,500,000 US each for a total of $3,000,000 US;

(vii)

If the Company cannot satisfy the conditions of finding a major it can still earn the 60% interest by spending an additional $2,000,000 US by August 31, 2007 and continue the Professional Geological Services Contract for a further year. The NSR will not be reduced from 4% to 2% but the Company may purchase 1% from each property prior to commencement of commercial production for $1,000,000 US each for a total of $2,000,000 US.

As of January 21, 2005,  Grandview and Mill City have amended the option agreement of July 27, 2004.  Grandview and Mill City have agreed to revise the Agreement by removing Grandview's obligation to enter into a Professional Geological Services Contract with Mill City and add that Grandview will be responsible for all future underlying advance royalty payments. The terms of the Agreement, as amended, will be contained in a standard form of Option Agreement which the partners expect to complete by the spring of 2005.

(*****) On September 30, 2004 the Company entered into a subscription agreement to sell 175,000 common shares at $1.00 per share for total proceeds to the Company of $175,000.

(******) On December 23, 2004 the Company  completed a private placement of 1,005,000 units of the Company (each a "Unit") at a price of $1 per Unit for aggregate proceeds of $1,005,000.

Each Unit is comprised of one Common Share of the Company (each a "Common Share") and onehalf (1/2) of a common share purchase warrant (each a "Warrant"). Each Warrant entitles the holder to purchase one Common Share at an exercise price of $1.50 (the "Exercise Price") until December 23, 2005.   For purposes of estimating the fair market value under the BlackScholes pricing model, the warrants were valued at $138,188.  The following assumptions were used to estimate this figure: expected dividend yield  0%; expected volatility  100%; riskfree interest rate  4.00%; and an expected average life of 12 months.

The Company also issued as consideration for services of certain registered brokers (the "Agents") in connection with the placement, the Company granted 100,000 compensation warrants ("Compensation Warrants") each exercisable at $1.15 into Common Shares for up to 12 months after the date of issue.  For purposes of estimating the fair market value under the BlackScholes pricing model, the warrants were valued at $27,500.  The following assumptions were used to estimate this figure: expected dividend yield  0%; expected volatility  100%; riskfree interest rate  4.00%; and an expected average life of 12 months.

The total warrants outstanding as of February 28, 2005 was 602,500 valued at $165,688.

3.

MINING INTERESTS

Refer to Supplement I of the February 28, 2005 unaudited financial statements for a breakdown of material costs to comply with Form 51102F1.

At February 28, 2005, accumulated costs with respect to the Company's interest in mineral properties owned, leased or under option, consisted of the following:

	Opening Balance June 1, 2004	Additions	Ending Balance February 28, 2005	Ending Balance May 31, 2004

Red Lake Property (1)(2)	$ 562	$ -	$ 562	$ 562
Pony Creek/Elliot Dome
Property (Note 2(****))(2)	-	184,382	184,382	-
	$ 562	$ 184,382	$ 184,944	$ 562

(1) The description of this property can be found in the May 31, 2004 audited financial statements.

(2) All Company operations and assets are located in Canada except for the Pony Creek/Elliot Dome Property, which is located in Nevada, USA.

4.

STOCK OPTIONS AND CONTRIBUTED SURPLUS

	Number of Options	Weighted Average Exercise Price ($)

Balance, May 31, 2004	nil	0.00
Granted	1,225,000	1.01
Cancelled	(100,000)	1.00
Balance, February 28, 2005	1,125,000	1.00

In October 2004, the Company granted 1,150,000 stock options to a consultant (100,000), three (3) directors (300,000) and a company that is whollyowned by this Company's president (750,000).  For purposes of estimating the fair market value under the BlackScholes option pricing model, the options were valued at $874,000.  The following assumptions were used to estimate this figure: expected dividend yield  0%; expected volatility  100%; riskfree interest rate  4.0%; and an expected average life of 5 years.  The following vesting terms apply to these options: 25% vest immediately and 25% vest every three months.  As of February 28, 2005, $418,000 was vested and is expensed in the statement of operations and deficit.

In December 2004, the Company has approved the granting of a total of 75,000 incentive options under the Company's option plan to a director of the Company at an exercise price of (Cdn) $1.10 per option vesting at 25% quarterly with the first 25% being released on March 20, 2005 and expiring on December 20, 2009.  The BlackScholes valuation of these stock options will be expensed in the statement of operations when they vest.

In December 2004, one of the Company's consulting agreements was cancelled resulting in the cancellation of 100,000 stock options.  The expensing of the BlackScholes valuation on these options has also been terminated on the date that these options were cancelled.

As at February 28, 2005, the Company had the following stock options outstanding:

NUMBER OF OPTIONS	EXERCISE PRICE ($)	EXPIRY DATE

1,050,000	1.00	October 1, 2009
75,000	1.10	December 20, 2009
1,125,000

5.

(LOSS) INCOME PER SHARE

The basic and diluted (loss) income per share is computed by dividing the (loss) income for the period by the weighted average number of common shares outstanding during the period.

Diluted (loss) income per share, which reflects the maximum possible dilution from the potential exercise of outstanding stock options and warrants, is antidilutive for both periods presented.

6.

 RELATED PARTY TRANSACTIONS

On June 1, 2004, the Company entered into a management agreement with a company owned by the president. The president's company will provide management and consulting services to the Company in exchange for $11,682 per month.  For the nine months ended February 28, 2005, these fees amounted to $105,138.  Other fees paid to the president's company amounted to $40,123.  The president's company was also reimbursed for out of pocket expenses.

7.

INCOME TAXES

The estimated taxable income for the period is $nil.  Based upon the level of historical taxable income, it cannot be reasonably determined if the Company will realize the benefits from future income tax assets or the amounts owing from future income tax liabilities.  Consequently, the future recovery or loss arising from differences in tax values and accounting values have been reduced by an equivalent estimated taxable temporary difference valuation allowance.  This estimated taxable temporary difference valuation allowance will be adjusted in the period that it can be determined that it is more likely than not that some or all of the future tax assets or future tax liabilities will be realized.

For further information about the Company's losses for tax purposes, refer to the audited May 31, 2004 financial statements.  The benefits for these losses and the estimated (loss) income for the period are not recognized in these financial statements.

8.

SUBSEQUENT EVENT

Grandview has retained Tangent Management Corp. to assist with investor relations services on behalf the Company.  Tangent will work with the Company on the development and execution of investor and public relations programs directed toward individual investors, analysts and institutional investors.

The agreement has an initial three-month term and includes compensation of $5,000 per month and 100,000 options at an exercise price of $1.65.   50,000 of the options have a term of six months and 50,000 have a term of twelve months.

9.

DIFFERENCES BETWEEN CANADIAN GAAP AND US GAAP

The Company's financial statements have been prepared in accordance with Canadian GAAP.  These principles, as they pertain to the Company's financial statements differ from US GAAP as follows:

Under Canadian GAAP, the Company accounted for its stock compensation plan as described in Note 2(e) in the fiscal 2004 audited financial statements under which CICA Handbook Section 3870 requires that compensation for option awards to employees and consultants be recognized in the financial statements at fair value for options granted in fiscal years beginning on or after January 1, 2004. The Company, as permitted by CICA Handbook Section 3870, has adopted this section prospectively for new option awards granted on or after June 1, 2003. Accordingly, a fair value compensation expense is reported for any options that were granted and vested during the fiscal year.  This accounting policy had no effect on the Company's audited financial statements for fiscal 2004.  Prior to this accounting policy, no compensation expense was required to be recorded for stock option grants under Canadian GAAP for fiscal 2003 or 2002.   For US GAAP purposes, the Company has adopted the provisions of Financial Accounting Standards Board (FASB) Statement 148 effective as of June 1, 2003, which provisions allow the Company to record compensation expense for stock options granted in fiscal 2004 and all future periods based on the estimated fair value of such option, using the prospective method.

In December 2004, the FASB issues Statement 123(Revised 2004), "Share-Based Payment," which mandates the recording of compensation expense based on the fair value of such options.

Prior to June 1, 2003, the Company accounted for its stock-based compensation plan for US GAAP purposes under FASB statement 123, under which no compensation expense was required to be recognized in fiscal 2003 or 2002 which incorporate the interim unaudited financial statements presented in these financial statements.

For the nine months ended February 28, 2005, the Company's accounting for stock option grants under US GAAP is substantially equivalent to the accounting under Canadian GAAP.  As such, the expense recorded for US GAAP purposes would be equal to the expense recorded for Canadian GAAP purposes for the nine months ended February 28, 2005.  Had the Company adopted (FASB) Statement 148 for fiscal 2004, 2003 and 2002 and the interim quarterly periods that fall within these fiscal periods, there would be no effect on earnings since no stock options were issued in the fiscal periods presented in these financial statements.

The Company is in the process of exploring its mineral properties and has not yet determined whether these properties contain ore reserves. Accordingly, under US GAAP, the Company would be characterized as "a development stage company".

Under Canadian GAAP, the Company accounts for its exploration costs as described in Note 2(c) of the audited fiscal 2004 financial statements, while under US GAAP, exploration costs are not allowed to be capitalized and are expensed as incurred.   Under Canadian GAAP and US GAAP marketable securities and long term investments are written down to net realizable value.  Under Canadian GAAP, such write-downs are presented as an expense on the statement of operations while under US GAAP it is shown as a component of shareholders' equity.  Had the Company's balance sheets as at February 28, 2005 and May 31, 2004 been prepared using US GAAP, such balance sheets would be presented as follows:

	February 28, 2005 (Unaudited)	May 31, 2004 (Unaudited)

Assets

Current
Cash	$ 582,862	$ 1
Marketable securities	9,766	9,766
Amounts receivable and prepaid expenses	36,238	490

	628,866	10,257

Liabilities and Shareholders’ Equity

Current
Accounts payable and accrued liabilities	$ 44,736	$ 38,257
Loans from related parties	-	28,594

	44,736	66,851

Shareholders’ equity

Share capital
Authorized – unlimited common shares
Issued
Common shares (Note 2)	4,463,959	3,378,444
Additional paid in capital	25,000	25,000
Warrants	165,688	-
Cumulative adjustments to marketable securities	(315,539)	(315,539)
Deferred stock option compensation	418,000	-
Deficit accumulated before change to a development stage company	(3,133,943)	(3,133,943)
Deficit accumulated during the development stage	(1,039,035)	(10,556)

	584,130	(56,594)

	$ 628,866	$ 10,257

Under US GAAP, development stage companies are required to provide cumulative from inception information relating to income statements, statements of cash flows, and statements of changes in shareholders' equity.  Inception has been deemed to be March 26, 2004, the date on which the Company at a shareholders meeting made the decision to return to the business of exploration as its primary business focus.

Had the Company's statements of operations and deficit been prepared using US GAAP, such statements would have included cumulative from inception amounts in addition to amounts for the nine months ended February 28, 2005, February 28, 2004 and February 28, 2003.  Such statements under US GAAP are as follows:

Statements of Operations and Comprehensive Income (Loss)

		Nine Months Ended
	Cumulative from date of inception (“March 26, 2004”)	February 28, 2005	February 29, 2004	February 28, 2003

Expenses
Management services	$ 190,907	$ 190,907	$ -	$ -
Investor relations, business development and reporting issuer maintenance costs	176,911	170,414	8,809	1,230
Gain on forgiveness of debt	(35,667)	-	(50,200)	-
Bad debt expense	1,235	-	-	-
Professional fees	67,967	53,183	4,128	1,500
Office and administration	34,738	11,593	5,977	14,990
Non-cash compensation expense	418,000	418,000	-	-
General exploration	184,944	184,382	-	-
Loss on disposal of securities	-	-	-	120,000
	1,039,035	1,028,479	(31,286)	137,720

Net (loss) income for the period	$ (1,039,035)	$ (1,028,479)	$ 31,286	$ (137,720)

Comprehensive loss items:
Write-down of marketable securities	15,234	-	5,000	-

Comprehensive (loss) income	$ (1,054,269)	$ (1,028,479)	$ 26,286	$ (137,720)

(Loss) income per common share
Basic	$ (0.10)	$ (0.10)	$ 0.00	$ (0.01)
Diluted	$ (0.10)	$ (0.10)	$ 0.00	$ (0.01)

Comprehensive (loss) income per common share
Basic	$ (0.10)	$ (0.10)	$ 0.00	$ (0.01)
Diluted	$ (0.10)	$ (0.10)	$ 0.00	$ (0.01)

Stock-option compensation included in net loss	$ 418,000	$ 418,000	$ -	$ -

Three Months Ended
	February 28, 2005	February 29, 2004	February 28, 2003

Expenses
Management services	$ 118,314	$ -	$ -
Investor relations, business development and reporting issuer maintenance costs	122,919	8,809	400
Professional fees	48,433	3,128	500
Office and administration	(32,849)	159	4,825
Gain on forgiveness of debt	-	(50,200)	-
Non-cash compensation expense	199,500	-	-
General exploration	1,357	-	-
Loss on disposal of securities	-	-	-
	456,946	(38,104)	5,725

Net (loss) income for the period	$ (456,946)	$ 38,104	$ (5,725)

Comprehensive loss items:

Write-down of marketable securities	-	5,000	-

Comprehensive (loss) income	$ (456,946)	$ 33,104	$ (5,725)

Comprehensive (loss) income	$ (456,946)	$ 33,104	$ (5,725)

(Loss) income per common share
Basic	$ (0.04)	$ 0.01	$ 0.00
Diluted	$ (0.04)	$ 0.01	$ 0.00

Comprehensive (loss) income per common share
Basic	$ (0.04)	$ 0.01	$ 0.00
Diluted	$ (0.04)	$ 0.01	$ 0.00

Statements of Changes in Shareholders' Equity

The changes in common shares from March 26, 2004 (date the Company became a development stage enterprise) as required by US GAAP is disclosed below:

	Shares	Common Stock Price Per Share	Amount Under US GAAP

Common shares before change to a development stage company	3,270,998	$ -	$ 3,378,444
Stock split (3 for 1)	6,541,996	-	-
Issued for cash, less issue costs of $23,679	120,000	1.00	96,321
Issued for cash	150,000	1.00	150,000
Mineral property acquisition	400,000	0.01	4,000
Issued for cash	175,000	1.00	175,000
Issued for cash, less issue costs of $179,118 and warrant valuation of $165,688	1,005,000	1.00	660,194

Outstanding at February 28, 2005	11,662,994	$ -	$ 4,463,959

Other changes in shareholders' equity are presented as follows:

	Cumulative adjustments to marketable securities	Deferred stock option compensation

Balance, June 1, 2002	$ (295,305)	$ -
Comprehensive loss	-	-

Balance, November 30, 2002	(295,305)	-
Comprehensive loss	-	-

Balance, May 31, 2003	(295,305)	-
Comprehensive loss	-	-

Balance, November 30, 2003	(295,305)	-
Comprehensive loss	(5,000)	-

Balance, March 26, 2004 (date of inception)	(300,305)	-
Comprehensive loss	(15,234)	-

Balance, May 31, 2004	(315,539)	-
Comprehensive loss	-	418,000

Balance, February 28, 2005	$ (315,539)	$ 418,000

Had the Company's statements of cash flows been prepared using US GAAP, such statements would have included cumulative from inception amounts in addition to amounts for the periods ended February 28, 2005, February 28, 2004 and February 28, 2003.

Such statements under US GAAP are as follows:

Statements of Cash Flows

		Nine Months Ended
	Cumulative from date of inception (“March 26, 2004”)	February 28, 2005	February 29, 2004	February 28, 2003

Cash provided by (used in)

OPERATING ACTIVITIES
Net (loss) income for the period	$ (1,039,035)	$ (1,028,479)	$ 31,286	$ (137,720)
Mining interests settled by common shares	4,000	4,000	-	-
Income tax interest and penalties	20,647	-	-	-
Gain on forgiveness of debt	(35,667)	-	(50,200)	-
Write-off of bad debts	7,019	-	-	-
Loss on disposal of securities	-	-	-	120,000
Non-cash compensation expense	418,000	418,000	-	-
	(625,036)	(606,479)	(18,914)	(17,720)
Changes in non-cash working capital items	(39,305)	(57,863)	18,877	3,764
	(664,341)	(664,342)	(37)	(13,956)

FINANCING ACTIVITIES
Loans from related parties	-	-	-	13,500
Issue of common shares, net of costs	1,247,203	1,247,203	-	-
	1,247,203	1,247,203	-	13,500

Change in cash	582,862	582,861	(37)	(456)
Cash, beginning of period	-	1	37	513

Cash, end of period	$ 582,862	$ 582,862	$ -	$ 57

Statements of Cash Flows

Three Months Ended
	February 28, 2005	February 29, 2004	February 28, 2003

Cash provided by (used in)

OPERATING ACTIVITIES
Net (loss) income for the period	$ (456,946)	$ 38,104	$ (5,725)
Gain on forgiveness of debt	-	(50,200)	-
Non-cash compensation expense	199,500	-	-
	(257,446)	(12,096)	(5,725)
Changes in non-cash working capital items	(17,284)	12,096	1,227
	(247,730)	(6)	(4,498)

FINANCING ACTIVITIES
Loans from related parties	-	-	4,500
Issue of common shares, net of costs	825,882	-	-
	825,882	-	4,500

Change in cash	551,152	-	2
Cash, beginning of period	31,710	6	55

Cash, end of period	$ 582,862	$ -	$ 57

Recent US GAAP accounting pronouncements

In July 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (FASB 146), which addresses financial accounting and reporting for costs associated with exit or disposal activities, and is effective for such activities initiated after December 31, 2002. FASB 146 requires the recognition of a liability for exit or disposal activities when such a liability is incurred. This standard is substantially equivalent to CICA EIC Abstract 135, "Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring)." This new guidance has been adopted for US GAAP proposed in fiscal 2004, and did not have a material impact on the financial position, results or operations or cash flows of the Company as reported for US GAAP purposes.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No.45 required that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, or the obligations it assumes under that guarantee. This interpretation is applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company does not currently provide significant guarantees on a routine basis. The Company adopted this interpretation for US GAAP purposes and it did not have a material impact on the results. The Company has adopted this statement in fiscal 2004 and subsequent financial periods.

In December 2002, the FASB issued Statement No. 148, "Accounting for StockBased Compensation Transition and Disclosure" (FASB 148), which provides alternative methods of transition for a voluntary change to the fair value method of accounting for stockbased employee compensation. In addition, the Statement amends the previous disclosure requirements of FASB 123 to require prominent disclosures about the method of accounting for stockbased employee compensation and the effect of the method used on reported financial results. The Company has adopted this statement in fiscal 2004 and subsequent financial periods.  The presentation below the Statements of Operations and Comprehensive Income Loss (see above) complies with FASB 148.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which provides guidance on the identification of variable interest entities, entities for which control is achieved through means other than through voting rights, and how to determine whether a variable interest holder should consolidate its variable interest entities. In December 2003, the FASB issued modifications to FIN 46, resulting in multiple effective dates based on the nature and creation date of the VIE. The Company has determined that it does not have any VIE's which will require consolidation for US GAAP purposes.

In April 2003, the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (FASB 149). FASB 149 is intended to result in more consistent reporting of contracts as either free standing derivative instruments subject to Statement 133 in its entirety, or as hybrid instruments with debt host contracts and embedded derivative features. In addition, SFAS 149 clarifies the definition of a derivative by providing guidance on the meaning of initial net investments related to derivatives. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that the pronouncement will have a material impact on its financial position, results of operations or cash flows as reported for US GAAP purposes.

In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This standard establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity, and is effective for all financial instruments created or modified after May 31, 2003, and to other instruments as of September 1, 2003. The Company does not expect that this pronouncement will have a material impact on its financial position, results of operations or cash flows as reported for US GAAP purposes.

In December 2004, the FASB issued Statement 123 (revised 2004) entitled "ShareBased Payment".  This standard requires the expensing of stock options granted in exchange for employee services, and will be effective for the Company during the quarter ending May 31, 2006.  The Company expects that the adoption of FASB 123 (revised 2004) will conform its US accounting with its Canadian accounting for such options.

Supplement I to the Financial Statements

(Prepared by Management  Unaudited)

Nine Months Ended February 28, 2005

MINING INTERESTS BREAKDOWN

Pony Creek/Elliot Dome Property

	Three Months Ended		Nine Months Ended
	February 28, 2005	February 29, 2004	February 28, 2005	February 29, 2004

Activity during the period
Land staking and claim levy	$ -	$ -	$ 176,200	$ -
Travel and supplies	1,357	-	4,182	-
Options payment	-	-	4,000	-

	$ 1,357	$ -	$ 184,382	$ -

Supplement II to the Financial Statements

(Prepared by Management  Unaudited)

Nine Months Ended February 28, 2005

OUTSTANDING SECURITIES AS OF MARCH 28, 2005

(a)

As of March 28, 2005, there were 11,662,994 common shares outstanding.

(b)

The Company had the following stock options outstanding:

NUMBER OF OPTIONS	EXERCISE PRICE ($)	EXPIRY DATE

1,050,000	1.00	October 1, 2009
75,000	1.10	December 20, 2009

1,125,000

c)

Warrants  see Note 2(******)